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                                                                    EXHIBIT 4.1


                             COOPER INDUSTRIES, INC.
                           SECOND AMENDED AND RESTATED
                        MANAGEMENT ANNUAL INCENTIVE PLAN
                                 AUGUST 4, 1998

                             I. PURPOSE OF THE PLAN

         The Cooper Industries, Inc. Amended and Restated Management Annual Incentive Plan is intended to provide Cooper Industries, Inc. ("the Company") a means by which it can engender and sustain a sense of personal commitment on the part of its senior executives in the continued growth, development and financial success of the Company and encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may award to senior executives annual incentive compensation on the terms and conditions established herein.

         The total number of shares of Common Stock available for issuance under this Plan is 500,000, subject to adjustment in the event of any change in the number of outstanding shares by reason of a stock dividend, stock split, recapitalization or similar corporate change. Shares available for issuance under this Plan may be authorized and unissued shares or treasury shares, as the Company may determine from time to time.

                                 II. DEFINITIONS

         2.1 "Affiliates" shall have the meaning set forth in Rule 12b-2 under
Section 12 of the Exchange Act.

         2.2 "Annual Incentive Award" or "Award" means the compensation payable in cash or Shares granted under the Plan to a Participant by the Committee pursuant to such terms, conditions, restrictions and limitations established by the Committee and the Plan.

         2.3 "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

         2.4 "Board" means the Board of Directors of the Company.

         2.5 For all purposes of the Plan, a "Change in Control" shall be deemed to have occurred if any of the following events shall have occurred:

                  (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of paragraph
         (iii) below; or


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                  (ii) the following individuals cease for any reason to
         constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                  (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

                  (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

         Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

         2.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.7 "Commission" means the Securities and Exchange Commission.

         2.8 "Committee" means the Management Development and Compensation Committee of the Board, or such other committee designated by the Board to administer the


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Plan, provided that the Committee shall consist of three or more persons each of whom is an "outside director" within the meaning of Section 162(m) and a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act.

         2.9 "Employee" means an employee of the Company or any of its subsidiaries or affiliates.

         2.10 "Exchange Act" means the Securities Exchange Act of l934, as amended from time to time.

         2.11 "Participant" means a Senior Executive Officer of the Company who is selected by the Committee to participate in the Plan.

         2.12 "Plan" means the Cooper Industries, Inc. Amended and Restated Management Annual Incentive Plan (dated November 7, 1995, as amended effective February 11, 1998, subject to approval by the shareholders of the Company).

         2.13 "Performance Goals" shall be defined as the performance criterion or criteria established by the Committee, pursuant to Section V hereof, for the purpose of determining Awards under the Plan.

         2.14 "Performance Period" means the consecutive 12 month period that constitutes the Company's fiscal year.

         2.15 "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

         2.16 "Section 162(m)" means Section 162(m) of the Code and the regulations promulgated thereunder.

         2.17 "Senior Executive Officer" means the Chairman; Chief Executive Officer; any Executive Vice President, Operations; any Senior Vice President; or any other senior officer reporting directly to the Chief Executive Officer.

         2.18 "Voting Stock" means securities entitled to vote in an election of Directors of the Company.

         2.19 "Shares" shall mean the shares of Common Stock, par value $5.00 a share, of the Company and other such securities of the Company as the Committee may from time to time determine.



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                               III. ADMINISTRATION

         3.1 The overall administration of the Plan, including the final determination of Awards to each Participant, is vested in the Committee.

         3.2 Determinations of the Committee in administering the Plan shall be final and binding upon all Participants.


                                 IV. ELIGIBILITY

         Participation in the Plan shall be limited to Senior Executive officers. Participants will be selected for participation annually by the Committee not later than 90 days after the commencement of the Performance Period. The Committee may withdraw its approval for participation in the Plan for a Participant at any time. In the event of such withdrawal, such Participant shall cease to be a Participant as of the date designated by the Committee and the employee shall be notified of such withdrawal as soon as practicable following such action. Further, such Employee shall cease to have any right to an Award for the Performance Period in which such withdrawal is effective; provided, however, that the Committee may, in its sole discretion, authorize a prorated award based on the number of full months of participation prior to the effective date of such withdrawal and the Company's performance during such period.

                        V. PERFORMANCE GOALS AND MEASURES

         5.1 Performance Goals shall be established by the Committee not later than 90 days after commencement of the Performance Period relating to a specific Award. The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance. The criterion or criteria used in establishing Performance Goals may, at the discretion of the Committee, include one or any combination of the following: (i) the Company's return on equity, assets, capital or investment; (ii) pre-tax or after-tax profit levels expressed in absolute dollars or earnings per share of the Company; or (iii) cash flow or similar measure. The Performance Goals established by the Committee shall include a threshold level of performance below which no Award will be payable and a maximum Award opportunity for each Senior Executive Officer. The determination of attainment of the Performance Goals shall be determined in accordance with generally accepted accounting principles and certified in writing by the Committee.

         5.2 The Committee shall be authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting policies, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company's financial statements. Notwithstanding the foregoing, the Committee may, at its sole discretion, reduce the performance results upon which Awards are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, provided that such adjustment is permitted by Section 162(m).


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                                   VI. AWARDS

         6.1 Awards under the Plan shall be paid in cash or Shares, or a combination of cash and Shares, as provided in Sections 6.3 and 6.4.

         6.2 At the first meeting of the Committee after the expiration of the Performance Period, the Committee shall review the prior year's performance in relation to the Performance Goals and determine the level of achievement of the Performance Goals. Payment of Annual Incentive Awards to Participants under the Plan shall occur only after the Committee has certified in writing that the Performance Goals have been achieved for the relevant Performance Period. Notwithstanding the attainment of Performance Goals for the Company as a whole, Awards for individual Participants under the Plan may be denied or adjusted downward by the Committee, in its sole judgment, based on its assessment of the Participant's performance. The maximum Annual Incentive Award that may be granted to a Senior Executive Officer under the Plan for any Performance Period shall be $1.5 million.

         6.3 The Committee in its sole discretion may determine to pay any earned Annual Incentive Awards in cash or Shares or a combination of cash and Shares.

         6.4 A Participant may request to have all or a portion of the Annual Incentive Award, when earned, paid in Shares. Such request shall be made by delivering to the Company at the office of its Secretary a notice setting forth that portion (expressed as a percentage) of the Award for which the Participant desires to receive Shares. The Committee shall consider the request and have absolute discretion to determine the extent to which the request shall be approved.

         6.5 With respect to any Awards paid in Shares, the number of Shares to be paid shall be determined by dividing the amount of the Award to be paid in Shares by the fair market value of a Share on the date the Committee approves the Award pursuant to Section 6.2. Only whole Shares will be distributed; fractional Shares will be paid in cash.

         6.6 Shares will be issued to the Participant as soon as practicable after the Committee makes its determination under Section 6.2, unless the Participant elects to defer receipt of all or a portion of the Annual Incentive Award that is to be paid in Shares as provided in Section 7.2.


                         VII. DEFERRALS AND SETTLEMENTS

         7.1 The Committee may permit Participants to elect to defer receipt of all or a portion of the Annual Incentive Award under administrative policies established pursuant to the Company's Management Incentive Compensation Deferral Plan. It also may provide that amounts be credited with interest.

         7.2 If the Participant elects to defer the receipt of Shares, the Shares shall be credited to a deferral account in the Participant's name and shall be credited with all dividends or other distributions, as and when paid by the Company with respect to Shares. Accrued dividends shall be credited with interest. Until the Shares are issued to the Participant, the Participant shall have


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no other rights as a shareholder of the Company. Upon a Change in Control, any
Shares credited to a Participant's deferral account shall be issued immediately.

                            VIII. WITHHOLDING TAXES

         The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law.

                IX.  NO RIGHT TO CONTINUED EMPLOYMENT OR AWARDS

         No person shall have any claim or right to be granted an Award, and the granting of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any of its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to terminate the employment of any Participant free from any liability under the Plan; except that a Participant, who meets or exceeds the Performance Goals for the Performance Period and was actively employed for the full term of the Performance Period, will be eligible for an Award even though the Participant is not an active employee of the Company at the time the Committee grants Awards under the Plan.

                              X. CHANGE IN CONTROL

         Immediately upon a Change in Control, all outstanding Awards shall be deemed earned at the Commendable Performance Goal level and the Company shall make a pro rata payment in cash to each Participant within ten (10) days after the effective date of the Change in Control in the amount of such Commendable Performance Goal level Award times a fraction, the numerator of which is the number of months elapsed in the year of the Change in Control (a partial month shall be counted as a whole month) and the denominator of which is 12. The granting of Awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

             XI. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION

         The Board may amend, modify, suspend or terminate this Plan for any purpose except that amendment or alteration shall be effective prior to approval by the Company's shareholders to the extent such approval is then required pursuant to Section 162(m) or otherwise required as a matter of law. Further, no amendment to the Plan shall be effective that would (i) increase the maximum amount that can be paid to a Participant under the Plan; (ii) change the performance criterion or criteria set forth in Section V hereof for payment of Awards; or (iii) modify the eligibility requirements for Participants in the Plan unless first approved by the Company's shareholders.





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                               XII. GOVERNING LAW

         The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Ohio and applicable Federal law.

                  XIII. OTHER BENEFIT AND COMPENSATION PROGRAMS

         Unless otherwise specifically provided to the contrary in the relevant plan, program or practice, Awards received by Participants under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits under any other Company benefit plan, program or practice or any severance policy of the Company. Further, the Company may adopt other compensation programs, plans or arrangements for employees below the level of Senior Executive Officer as it deems necessary and appropriate.

                           XIV. SUCCESSORS AND ASSIGNS

         The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

                               XV. EFFECTIVE DATE

         This Plan shall be effective as of the date it is approved by the Board of Directors of the Company. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval by the Company's shareholders at the annual meeting of the Company's shareholders held in 1996. If the shareholders of the Company shall fail to approve this Plan prior to such date, this Plan shall terminate and cease to be of any further force or effect. Subject to earlier termination pursuant to Section XI, the Plan shall have a term of five years from its effective date. After termination of the Plan, no future Awards may be granted.

                               XVI. INTERPRETATION

         The Plan is designed to comply with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner consistent with that intent.



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